Exhibit 99.1

Rosetta Stone Inc. Reports Second Quarter 2009 Results

Company Exceeds Revenue and Earnings Guidance

ARLINGTON, VA—July 30, 2009 – Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language learning solutions, today announced financial results for the company’s fiscal second quarter ended June 30, 2009.

Total revenue for the second quarter was $56.5 million, an increase of 18%, compared to $47.7 million in the prior year period.  GAAP net loss for the second quarter was ($7.3) million, or ($0.42) per share, compared to GAAP net income of $3.4 million, or $0.20 per share, in the prior year period.  Non-GAAP net income, which excludes stock-based compensation expense, amortization of intangibles and IPO related compensation expense, was $4.7 million, or $0.23 per share, as compared to non-GAAP net income of $4.1 million, or $0.24 per share, in the prior year period.  A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We are very pleased with Rosetta Stone’s second quarter performance.  Despite the on-going challenges in the global economic environment, customers continued to recognize the value of our language learning solutions,” said Tom Adams, president and chief executive officer. “We had solid execution across all lines of our business, which enabled the company to deliver better-than-expected revenue and adjusted EBITDA that was well above our expectations.”

Adams added, “Rosetta Stone continues to extend its product leadership position in the language learning market.  During the second quarter, we saw high interest levels and adoption rates of the Level 4 & 5 editions that we launched for English and Spanish. In addition, earlier this week we announced the availability of Rosetta Stone® TOTALeTM, which enables Rosetta Stone users to practice speaking their new language with native speakers in an online manner, on our integrated language learning platform.  Just as Rosetta Stone’s flagship solution dramatically changed the competitive landscape of the language learning solutions market years ago, we believe that Rosetta Stone TOTALeTM is equally disruptive and solidifies our market leadership position.”

Other Second Quarter 2009 Financial Highlights

•                  Revenue Mix - Product revenue for the second quarter was $48.7 million, or 86% of total revenues, while subscription and service revenue was $7.8 million, representing the remaining 14% of total revenues.  Consumer revenue was $42.9 million, or 76% of total revenues, while Institutional revenue was $13.6 million, representing the remaining 24% of total revenues.

•                  Average Sales Per Unit and Unit Volume — Average sales price per unit increased 26% on a year-over-year basis, from $286 to $361.  This increase was the result of a shift in the sales mix towards multi-level bundled products and the discontinuation of lower end offerings.  Bundled solutions represented approximately 60% of second quarter total unit volume, an increase of approximately 12 percentage points compared to the prior year.  Total unit volume decreased 9% on a year-over-year basis, however, it increased by approximately 15% after adjusting for two items in 2008.  First, during the second quarter of 2008, Barnes & Noble placed a $2.6 million initial stocking order to support the expansion of our product line to over 650 of their stores.  Second, 2008 included unit sales related to our 3-month online subscription offering, which was discontinued in October 2008.

•                  GAAP and non-GAAP Operating Income - GAAP operating loss for the second quarter was ($11.7) million, compared to operating income of $6.8 million for the second quarter of 2008.  Non-GAAP operating income, which excludes stock-based compensation expense, amortization of intangibles, and IPO related compensation expense, was $8.2 million for the second quarter of 2009, or 15% of revenues.  As noted above GAAP net income (loss) for the corresponding periods was ($7.3) million and $3.4 million respectively.

•                  Adjusted EBITDA - Adjusted EBITDA, which excludes the impact of stock-based compensation expense and IPO related compensation expense, was $9.5 million, or 17% of revenues, for the second quarter of 2009.

•                  Cash - Cash and Cash Equivalents at June 30, 2009 were $66.2 million, an increase from $29.4 million at the end of the previous quarter due primarily to $34.2 million in net proceeds from the completion of the company’s initial public offering.

Financial Outlook

Rosetta Stone management is issuing guidance for the third quarter and full year 2009 as follows:

Third Quarter of 2009:

•                  Total revenue of $64.5 to $66.5 million

•                  GAAP net income of $6.5 to $6.9 million

•                  GAAP diluted net income per share of $0.30 to $0.32

•                  Non-GAAP diluted net income per share of $0.33 to $0.35

•                  Adjusted EBITDA of $13.2 to $13.7 million

•                  Diluted weighted-average shares outstanding of approximately 21.6 million

Full Year 2009:

•                  Total revenue of $245.0 to $248.0 million

•                  GAAP net income of $11.3 to $12.1 million

•                  GAAP diluted net income per share of $0.56 to $0.60

•                  Non-GAAP diluted net income per share of $1.22 to $1.26

•                  Adjusted EBITDA of $46.5 to $47.5 million

•                  Diluted weighted-average shares outstanding of approximately 20.2 million

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Non-GAAP Financial Measures

This press release contains four non-GAAP financial measures:  non-GAAP net income, non-GAAP net income per share, adjusted EBITDA, and non-GAAP operating income. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangibles, stock-based compensation expenses and IPO related compensation expenses.  Adjusted EBITDA is GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based and IPO related compensation expenses.  Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the company’s financial condition and results of operations.  Management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the company’s Board of Directors. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

•                  Amortization of Acquired Intangibles.  Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation.  Although stock-based compensation is an important aspect of compensation of the company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  IPO related Compensation. Although the IPO related compensation was an important aspect of compensation for the company’s key employees that played a material role in the growth and success of the company, it was an award that was triggered by the company’s initial public offering which took place on April 16, 2009.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. Rosetta Stone urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Webcast and Conference Call

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website, which includes supplemental financial information as well as a webcast of a conference call that the company will host to discuss the second quarter 2009 financial results and its outlook for fiscal year 2009.  The conference call is scheduled for July 30, 2009 at 4:30 p.m. eastern time (ET).

To access this call, dial 888-765-5559 (domestic) or 913-312-0675 (international).  Additionally, a live webcast of the conference call will be available at http://investors.rosettastone.com.   Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

Following the conference call, a replay will be available until August 13, 2009 at 888-203-1112 (domestic) or 719-457-0820 (international).  The replay pass code is 2330482.  The web cast of this conference call will be archived.  Individuals can access the webcast, as well as the press release and supplemental financial information, at http://investors.rosettastone.com.

About Rosetta Stone

Rosetta Stone Inc. is changing the way the world learns languages. Rosetta Stone provides interactive solutions that are acclaimed for the speed and power to unlock the natural language-learning ability in everyone. Available in more than 30 languages, Rosetta Stone language-learning solutions are used by schools, organizations and millions of individuals in over 150 countries throughout the world. The company was founded in 1992 on the core beliefs that learning a language should be natural and instinctive and that interactive technology can replicate and activate the immersion method powerfully for learners of any age. The company is based in Arlington, Va. For more information, visit RosettaStone.com.

“Rosetta Stone” is a registered trademark of Rosetta Stone Ltd.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” or “will.”  These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: demand for language learning software; the advantages of our products, technology, brand and business model as compared to others; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans, including our plans to develop new web-based services and expansion of our product portfolio; our plans regarding expansion of our marketing initiatives and sales force; our international expansion plans; our plans to increase our kiosks and retail relationships; our ability to manage and grow our business and execute our business strategy; our financial performance; and the costs associated with being a public company and the other factors described more fully in the Company’s filings with the Securities and Exchange Commission, including our Prospectus filed with the U.S. Securities and Exchange Commission on April 16, 2009. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

We have assessed and will continue to assess the impact on our business of the general economic downturn and the related impact on consumer spending in particular. Approximately eighty percent of our revenue comes from the consumer segment. While we cannot predict what impact the general economic environment will have on our business, to date the impact has not been material to our balance sheet, results of operations or cash flows.

Investor Contact:

Christopher Martin

cmartin@rosettastone.com

703.387.5927

Media Contact:

Reilly Brennan

rbrennan@rosettastone.com

703.387.5863

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue:
Product	$48,672	$41,630	$91,512	$71,848
Subscription and service	7,788	6,112	15,233	11,479
Total revenue	56,460	47,742	106,745	83,327

Cost of revenue:
Cost of product revenue	7,193	5,968	13,136	9,998
Cost of subscription and service revenue	509	577	994	1,083
Total cost of revenue	7,702	6,545	14,130	11,081

Gross margin	48,758	41,197	92,615	72,246

Operating expenses
Sales and marketing	27,147	21,737	50,759	39,782
Research and development	10,101	3,758	14,944	8,290
General and administrative	23,167	8,856	33,054	17,384
Total operating expenses	60,415	34,351	98,757	65,456

Income (loss) from operations	(11,657)	6,846	(6,142)	6,790

Other income and expense:
Interest income	23	98	54	314
Interest expense	(24)	(225)	(339)	(521)
Other income	(61)	(175)	35	112
Total other income (expense)	(62)	(302)	(250)	(95)

Income (loss) before income taxes	(11,719)	6,544	(6,392)	6,695
Income tax provision (benefit)	(4,427)	3,183	(2,295)	3,766

Net income (loss)	$(7,292)	$3,361	$(4,097)	$2,929

Earnings (loss) per share:
Basic	$(0.42)	$1.77	$(0.42)	$1.56
Diluted	$(0.42)	$0.20	$(0.42)	$0.17

Common shares and equivalents outstanding:
Basic weighted average shares	17,370	1,899	9,698	1,881
Diluted weighted average shares	17,370	16,827	9,698	16,815

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	December 31,
	2009	2008
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$66,173	$30,626
Restricted cash	62	34
Accounts receivable (net of allowance for doubtful accounts of $1,137 and $1,103, respectively)	25,172	26,497
Inventory, net	6,581	4,912
Prepaid expenses and other current assets	7,117	6,598
Income tax receivable	7,133	—
Deferred income taxes	2,282	2,282
Total current assets	114,520	70,949

Property and equipment, net	17,962	15,727
Goodwill	34,199	34,199
Intangible assets, net	10,611	10,645
Deferred income taxes	6,828	6,828
Other assets	753	470
Total assets	$184,873	$138,818

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,229	$3,207
Accrued compensation	6,352	8,570
Other current liabilities	19,888	21,353
Deferred revenue	16,379	14,382
Current maturities of long-term debt - related party	—	4,250
Total current liabilities	45,848	51,762

Long-term debt - related parties	—	5,660
Deferred revenue	1,841	1,362
Other long-term liabilities	818	963
Total liabilities	48,507	59,747

Commitments and contingencies

Stockholders’ equity:
Class A, Series A-1 Convertible Preferred Stock, $0.001 par value; zero and 269 shares authorized; zero and 269 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	—	26,876
Class A, Series A-2 Convertible Preferred Stock, $0.001 par value; zero and 178 shares authorized; zero and 178 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	—	17,820
Class B Convertible Preferred Stock, $0.001 par value; zero and 115 shares authorized; and zero and 111 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	—	11,341
Preferred Stock, $0.001 par value; 10,000 and zero shares authorized; and zero shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	—	—
Class A Convertible Common Stock, $0.00005 par value; zero and 900 shares authorized; and zero shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	—	—
Class B Convertible Common Stock,$0.00005 par value; zero and 20,000 shares authorized; and zero shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	—	—
Non-designated common stock, $0.00005 par value; 190,000 and 39,100 shares authorized; 20,174 and 1,936 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	2	1
Additional paid-in capital	128,264	10,814
Accumulated income	8,326	12,422
Accumulated other comprehensive loss	(226)	(203)
Total stockholders’ equity	136,366	79,071
Total liabilities and stockholders’ equity	$184,873	$138,818

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2009			June 30, 2008
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$48,672		$48,672	$41,630	$—	$41,630
Subscription and service	7,788		7,788	6,112	—	6,112
Total revenue	56,460		56,460	47,742	—	47,742

Cost of revenue:
Cost of product revenue (1)	7,193	(9)	7,184	5,968	—	5,968
Cost of subscription and service revenue	509		509	577	—	577
Total cost of revenue	7,702	(9)	7,693	6,545	—	6,545

Gross margin	48,758	9	48,767	41,197	—	41,197

Operating expenses
Sales and marketing(2)	27,147	(586)	26,561	21,737	(786)	20,951
Research and development(3)	10,101	(5,300)	4,801	3,758	(137)	3,621
General and administrative(4)	23,167	(14,011)	9,156	8,856	(236)	8,620
Total operating expenses	60,415	(19,897)	40,518	34,351	(1,159)	33,192

Income (loss) from operations	(11,657)	19,906	8,249	6,846	1,159	8,005

Other income and expense:
Interest income	23	—	23	98	—	98
Interest expense	(24)	—	(24)	(225)	—	(225)
Other income	(61)	—	(61)	(175)	—	(175)
Total other income (expense)	(62)	—	(62)	(302)	—	(302)

Income (loss) before income taxes	(11,719)	19,906	8,187	6,544	1,159	7,703
Income tax provision (benefit)(5)	(4,427)	7,962	3,535	3,183	464	3,647

Net income (loss)	$(7,292)	$11,944	$4,652	$3,361	$695	$4,056

Earnings (loss) per share:
Basic	$(0.42)		$0.27	$1.77		$2.14
Diluted	$(0.42)		$0.23	$0.20		$0.24

Common shares and equivalents outstanding:
Basic weighted average shares	17,370		17,370	1,899		1,899
Diluted weighted average shares	17,370		20,365	16,827		16,827

(1)	Represents stock based compensation expense of $9 and $0 in 2009 and 2008, respectively
(2)

Represents stock based compensation expense of $209 and $36 in 2009 and 2008, respectively as well as $377 of IPO related compensation expense in 2009 and amortization of intangible expense of $0 and $750 in 2009 and 2008, respectively.

(3)	Represents stock based compensation expense of $267 and $137 in 2009 and 2008, respectively, as well as $5,033 of IPO related compensation expense in 2009.
(4)	Represents stock based compensation expense of $618 and $236 in 2009 and 2008, respectively, as well as $13,393 of IPO related compensation expense in 2009.
(5)	Non-GAAP tax rate of 40%

Three Months Ended June 30, 2009

	Stock	IPO related
	Compensation	Compensation
	Expense	Expense
Cost of product revenue	9	—
Sales and marketing	209	377
Research and development	267	5,033
General and administrative	618	13,393
Total	1,103	18,803

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$91,512		$91,512	$71,848	$—	$71,848
Subscription and service	15,233		15,233	11,479	—	11,479
Total revenue	106,745		106,745	83,327	—	83,327

Cost of revenue:
Cost of product revenue (1)	13,136	(11)	13,125	9,998	(14)	9,984
Cost of subscription and service revenue	994		994	1,083	—	1,083
Total cost of revenue	14,130	(11)	14,119	11,081	(14)	11,067

Gross margin	92,615	11	92,626	72,246	14	72,260

Operating expenses
Sales and marketing(2)	50,759	(673)	50,086	39,782	(1,570)	38,212
Research and development(3)	14,944	(5,447)	9,497	8,290	(217)	8,073
General and administrative(4)	33,054	(14,284)	18,770	17,384	(455)	16,929
Total operating expenses	98,757	(20,404)	78,353	65,456	(2,242)	63,214

Income (loss) from operations	(6,142)	20,415	14,273	6,790	2,256	9,046

Other income and expense:
Interest income	54	—	54	314	—	314
Interest expense	(339)	—	(339)	(521)	—	(521)
Other income	35	—	35	112	—	112
Total other income (expense)	(250)	—	(250)	(95)	—	(95)

Income (loss) before income taxes	(6,392)	20,415	14,023	6,695	2,256	8,951
Income tax provision (benefit)(5)	(2,295)	8,166	5,871	3,766	902	4,668

Net income (loss)	$(4,097)	$12,249	$8,152	$2,929	$1,354	$4,283

Earnings (loss) per share:
Basic	$(0.42)		$0.84	$1.56		$2.28
Diluted	$(0.42)		$0.44	$0.17		$0.25

Common shares and equivalents outstanding:
Basic weighted average shares	9,698		9,698	1,881		1,881
Diluted weighted average shares	9,698		18,701	16,815		16,815

(1)	Represents stock based compensation expense of $11 and $1 in 2009 and 2008, respectively as well as amortization of intangibles expense of $13 in 2008.
(2)

Represents stock based compensation expense of $263 and $69 in 2009 and 2008, respectively as well as IPO related compensation expense of $377 in 2009 and amortization of intangibles expense of $33 and $1501 in 2009 and 2008, respectively.

(3)	Represents stock based compensation expense of $414 and $217 in 2009 and 2008, respectively as well as IPO related compensation expense of $5,033 in 2009.
(4)	Represents stock based compensation expense of $891 and $455 in 2009 and 2008, respectively, as well as IPO related compensation expense of $13,393 in 2009.
(5)	Non-GAAP tax rate of 40%

Six Months Ended June 30, 2009

	Stock	IPO related
	Compensation	Compensation
	Expense	Expense
Cost of product revenue	11	—
Sales and marketing	263	377
Research and development	414	5,033
General and administrative	891	13,393
Total	1,579	18,803

ROSETTA STONE INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	2009	2008	2009	2008

Net income (loss)	$(7,292)	$3,361	$(4,097)	$2,929
Interest expense, net	1	127	285	207
Income tax expense	(4,427)	3,183	(2,295)	3,766
Depreciation and amortization	1,269	1,709	2,493	3,376
Stock-based and IPO-related compensation	19,906	409	20,382	742
Adjusted EBITDA	$9,457	$8,789	$16,768	$11,020